EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2024 with respect to the consolidated financial statements of FSD Pharma Inc. and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, included in the Company’s Annual Report on Form 20-F of FSD Pharma Inc. for the year ended December 31, 2023, as filed with the United States Securities and Exchange Commission ("SEC"). We consent to the incorporation by reference of the aforementioned report in the Company’s Registration Statement on Form F-3 (333-276264), as amended.

We also consent to the reference to our firm under the heading “Experts” and “Transfer Agent, Registrar and Auditor” in the Registration Statement on Form F-3.

Chartered Professional Accountants Licensed Public Accountants

April 1, 2024

Mississauga, Canada

MNP LLP Suite 900, 50 Burnhamthorpe Road W, Mississauga ON, L5B 3C2	T: 416.626.6000 F: 416.626.8650
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